Exhibit 4.5

FORM OF

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 29, 2012 and is made by and between First Western Financial, Inc., a Colorado corporation (the “Company”), and the investors named on the signature pages hereto (the “Investors”).

WHEREAS, the Company has offered to certain accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended) up to $15,000,000 aggregate principal amount of the Issuer’s 8% Subordinated Notes due 2020 (which may be increased by the Company to up to $20,000,000 aggregate principal amount if the offering is oversubscribed) (the “Subordinated Notes”) pursuant to a Confidential Private Placement Memorandum dated June 12, 2012 (the “PPM”);

WHEREAS, the Subordinated Notes are intended to qualify as Tier 2 Capital (as defined herein) of the Company; and

WHEREAS, each Investor has agreed pursuant to a Subordinated Notes Subscription Agreement (the “Subscription Agreements”) to purchase such principal amount of Subordinated Notes set forth therein in accordance with the terms, subject to the conditions, and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein.

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Purchase and Sale of Subordinated Notes. Subject to the terms and conditions set forth in this Section 1 and elsewhere in this Agreement, each Investor has agreed to purchase from the Company, and the Company has agreed to sell to such Investor, at the Closing (as defined below) the principal amount of Subordinated Notes subscribed for by such Investor pursuant to the Subscription Agreement executed by such Investor.

a.                                      Interest. The Subordinated Notes shall bear interest commencing on the date of this Agreement until June 29, 2020 (the “Maturity Date”), or such earlier date as the Subordinated Notes are paid in full, at the rate of eight percent (8%) per annum. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by the Investors in accordance with the terms of this Agreement.

b.                                      Computation and Payment of Interest. The Subordinated Notes will bear interest at the rate set forth above from and including each Interest Payment Date (or in the case of the initial Interest Payment Date, from June 29, 2020) to, but excluding, the next succeeding Interest Payment Date, or in the case of the final Interest Payment Date, the Maturity Date. Interest on the Subordinated Notes shall be paid in arrears on each Interest Payment Date to holders of record on the Applicable Record Date. The initial

Interest Payment Date shall be December 31, 2012. Other than the initial Interest Payment Date, “Interest Payment Date” shall mean June 30 and December 31 of each year through June 30, 2020. “Applicable Record Date” shall mean June 15 with respect to any Interest Payment Date on June 30 and December 15 with respect to any Interest Payment Date on December 31. Interest shall be computed on the basis of 30-day months and a year of 360 days.

c.                                       Ranking. The Subordinated Notes shall be unsecured, subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company and pari passu in right of payment to all existing and future subordinated indebtedness of the Company.

d.                                      Maturity. The Subordinated Notes shall mature on June 29, 2020 (the “Maturity Date”), and all principal with respect to the Subordinated Notes shall be paid to the holders of record as of such date on June 30, 2020.

e.                                       Redemption. The Subordinated Notes shall be redeemable in whole or in part at the option of the Company at any time on or after the fifth anniversary of the date hereof at a redemption price equal to 100% of the principal amount being redeemed (plus accrued and unpaid interest through the date of redemption). Prior to the fifth anniversary of the date hereof, the Subordinated Notes shall not be redeemable except following the occurrence of a “Capital Treatment Event” or a “Tax Event” (each as defined below), in either of which case the notes shall be redeemable in whole or in part at the option of the Company at any time following the occurrence of such Capital Treatment Event or Tax Event at a redemption price equal to 103% of the principal amount being redeemed if the redemption occurs prior to the first anniversary of the date hereof, 102% of the principal amount being redeemed if the redemption occurs on or after the first anniversary but prior to the third anniversary of the date hereof, and 101% of the principal amount being redeemed if the redemption occurs on or after the third anniversary but prior to the fifth anniversary of the date hereof. For purposes hereof:

i.                                          “Capital Treatment Event” means the reasonable determination by the Company, upon advice of legal counsel, that as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States, there exists a material risk that the Company is unable, or within 180 days after the date of such determination will be unable, to treat the Subordinated Notes as “Tier 2 Capital” for purposes of the capital adequacy guidelines of the Federal Reserve.

ii.                                       “Tax Event” means the reasonable determination by the Company, upon advice of legal counsel, that as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Company on the Subordinated Note is not, or within 180 days after the date of such

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determination will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

f.                                        Non-Business Days. Whenever any payment to be made by the Company hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day without change in any computation of interest with respect to such payment (or any succeeding payment). “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in Denver, Colorado are permitted or required by any applicable law or executive order to close.

2.                                      Closing; Deliveries. Subject to the satisfaction of the initial closing conditions (as set forth below), the initial closing (the “Initial Closing”) of the purchase and sale of the Subordinated Notes shall take place on the date hereof. At one or more subsequent closings (each, a “Subsequent Closing,” and together with the Initial Closing, the “Closing”), and subject to the satisfaction of the Subsequent Closing conditions (as set forth below), the Company may sell additional Subordinated Notes to additional Investors provided that the Company does not issue Subordinated Notes evidencing more than an aggregate original principal amount of $20,000,000 pursuant to this Agreement.

a.                                      Initial Closing. At the Initial Closing, (i) each Investor who shall purchase Subordinated Notes hereunder shall deliver or shall have previously delivered to the Company cash, wire transfer or a certified check in an amount equal to 100% of the principal amount subscribed for by such Investor, together with an executed signature page to this Agreement, and (ii) the Company shall issue and deliver to each Investor an executed Subordinated Note in the principal amount purchased by such Investor in substantially the form set forth at Exhibit A hereto.

b.                                      Subsequent Closings. At each Subsequent Closing, (i) each Investor who shall purchase Subordinated Notes hereunder shall deliver or shall have previously delivered to the Company (x) cash, wire transfer or a certified check in an amount equal to 100% of the principal amount subscribed for by such Investor, together with an executed signature page to this Agreement, and (y) cash or a certified check in the amount of Unearned Interest with respect the Subordinated Notes purchase by such Investor, and (ii) the Company shall issue and deliver to each Investor an executed Subordinated Note in the principal amount purchased by such Investor in substantially the form set forth at Exhibit A hereto.

c.                                       Closing Location. Each Closing shall take place at the principal executive offices of the Company or at such other place or time as the Company may specify.

3.                                      Representations, Warranties and Covenants of Company. The Company represents and warrants to the Investors that as of the date hereof:

a.                                      Corporate Existence and Power. (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the state of Colorado; (b) the Company has the power and authority to conduct its business in the manner in

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which it is currently being conducted; (c) the Company has the power and authority to execute, deliver and perform this Agreement, the Subscription Agreements and the Subordinated Notes (collectively, the “Transaction Documents”) and to sell and issue the Subordinated Notes hereunder (in each case up to an aggregate principal amount of Subordinated Notes not exceeding $20,000,000); and (d) each subsidiary of the Company is validly existing and in good standing under the laws of its jurisdiction or organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and possesses all material licenses necessary, to conduct its business in the manner in which it is currently being conducted and to own its properties.

b.                                      Valid and Binding Agreement. The execution, delivery and performance of each Transaction Document have been duly authorized by all requisite action of the Company, and each Transaction Document constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company does not and, to the knowledge of the Company, will not: (i) conflict with, or violate any provision of, statute, law, rule, regulation, order, judgment, injunction, decree or award of any arbitrator or governmental authority having applicability to the Company or its business, assets, or properties, or any provision of its certificate of incorporation, bylaws or similar governing instruments or (ii) conflict with, violate, or result in any breach of, or constitute a default under, any agreement or instrument to which the Company is now a party or by which the Company or any of its properties or assets may be bound or affected.

c.                                       Financial Statements. The Company has provided the Investors audited consolidated financial statements for the year ended December 31, 2011 and summarized unaudited consolidated interim financial information for the three months ended March 31, 2012 (collectively, “Financial Statements”). The Financial Statements are true and correct in all material respects and fairly present the financial condition of the Company as of the dates, and the results of operation for the fiscal periods, for which the same are furnished to Investors. Company has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments except as disclosed or reserved against in the financial statements or as set forth in the PPM.

d.                                      Financial Condition. Except as described in the PPM, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company since March 31, 2012.

4.                                      Representations and Warranties of the Investors.

a.                                      Purchase for Own Account. Each Investor represents that he or she is acquiring the applicable Subordinated Notes solely for his or her own account and beneficial interest for investment and not for sale or with a view to distribution of the Subordinated Notes or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

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b.                                      Status, Information and Sophistication. Each Investor represents that he or she is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. Each Investor represents that he or she has received all the information he or she has requested from the Company and that he or she considers necessary or appropriate for deciding whether to purchase the Subordinated Notes. Each Investor represents that he or she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Subordinated Notes and to obtain any additional information necessary to verify the accuracy of the information given the Investor. Each Investor further represents that he or she has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

c.                                       Ability to Bear Economic Risk. Each Investor acknowledges that such Investor’s investment in the Subordinated Notes involves a high degree of risk, and represents that such Investor is able, without materially impairing such Investor’s financial condition, to hold the Subordinated Notes for an indefinite period of time, including through maturity, and to suffer a complete loss of the Investor’s investment in the Subordinated Notes.

6.                                      Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor agrees not to make any disposition of all or any portion of the applicable Subordinated Notes unless and until (i) there is then in effect an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) an exemption to registration under the Securities Act and applicable state securities laws is available. Each Investor further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, the Subordinated Notes, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THIS SECURITY HAS NOT BEEN REGISTERED, AND THE ISSUER HEREOF DOES NOT INTEND TO REGISTER THIS SECURITY, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE ISSUER HEREOF, UPON DELIVERY TO THE ISSUER HEREOF OF AN OPINION OF COUNSEL (SATISFACTORY TO THE ISSUER HEREOF) TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER (OR OTHERWISE IN COMPLIANCE WITH) THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW.

THE ISSUER OF THIS SECURITY IS NOT OBLIGATED TO RECOGNIZE ANY SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY

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BENEFICIAL INTEREST HEREIN MADE OTHER THAN IN ACCORDANCE WITH THE PREVIOUS PARAGRAPH. IF A SALE OR TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN IS MADE IN CONTRAVENTION OF THE PRECEDING PARAGRAPH, THE ISSUER OF THIS SECURITY MAY REQUIRE SUCH TRANSFEREE TO TRANSFER THIS SECURITY OR THE APPLICABLE BENEFICIAL INTEREST HEREIN TO A PERSON THAT WOULD HAVE BEEN A PERMITTED TRANSFEREE OF SUCH TRANSFEREE’S TRANSFEROR. IF THE OBLIGATION TO TRANSFER DESCRIBED IN THE PRECEDING SENTENCE IS NOT MET, THE ISSUER HEREOF IS IRREVOCABLY AUTHORIZED, WITHOUT ANY OBLIGATION, TO TRANSFER THIS SECURITY OR THE APPLICABLE BENEFICIAL INTEREST HEREIN IN A MANNER CONSISTENT WITH THE RESTRICTIONS SET FORTH IN THIS PARAGRAPH AND, IF THIS SECURITY OR SUCH BENEFICIAL INTEREST HEREIN IS SOLD, THE ISSUER HEREOF SHALL DISTRIBUTE THE NET PROCEEDS OF SUCH SALE TO THE ENTITLED PERSON.

THIS SECURITY IS NOT A DEPOSIT, BANK ACCOUNT OR OBLIGATION OF ANY BANK. THIS SECURITY IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.”

7.             Denomination; Transfer. The Company, or its agent, shall maintain a register of each holder of a Subordinated Note. The Company shall be entitled to treat each person in its register as the beneficial owner of the Subordinated Note. Subordinated Notes will be issued in certificated form only in minimum denominations of $100,000 and integral multiples of $25,000 in excess thereof. Subject to such denominations and the restrictions on transfer of the Subordinated Notes set forth herein, Subordinated Notes may be transferred in whole or in part by the registered holder thereof in person, by his or her attorney duly authorized in writing, at the principal offices of the Company, accompanied by due endorsement or written instrument of transfer and an opinion of counsel reasonably satisfactory to the Company with respect to the compliance with, or exemptions from, federal and state securities laws applicable to such transfer. Upon such surrender and presentment, the Company shall issue one or more Subordinated Notes, each in a minimum denomination of $100,000 or an integral multiple of $25,000 in excess thereof, which has or have an aggregate principal amount equal to the aggregate principal amount of such Subordinated Notes surrendered and is or are registered in such name or names requested by the holder of record, and shall update its register accordingly. Such transferee shall be solely responsible for delivering to the Company a mailing address or other information necessary for the Company to deliver notices and payments to such transferee.

8.             Events of Default and Investors’ Remedies.

a.             Events of Default. An “Event of Default” shall occur under this Agreement only if, pursuant to any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government that, by its express terms, is applicable to the

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Company, (a) any proceedings involving the Company are commenced by or against the Company, or (b) a trustee of any substantial part of the assets of the Company is applied for or appointed, and the Company by any action or failure to act indicates its approval of, consent to or acquiescence in any of the foregoing, or an order shall be entered approving the petition in such proceedings, or approving the application for or appointment of such trustee, and within 120 days after the entry of such order or such appointment, such order or appointment is not vacated, discharged or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect.

b.             Remedies. Upon the occurrence of an Event of Default, Investors holding at least 51% of the outstanding principal amount of Subordinated Notes, acting jointly, shall have the right, if such Event of Default shall then be continuing, to declare, by written notice to the Company, the Subordinated Notes to be immediately due and payable, subject to any required regulatory approval. Each Investor acknowledges and agrees that there is no right of acceleration in the case of a default in the payment of principal or interest on the Subordinated Notes or the performance of any other obligation of the Company under the Subordinated Notes or this Agreement, and that no repayment by acceleration may be made without receipt of applicable regulatory approval.

7.             Miscellaneous.

a.             Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.             Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflict of laws principles.

c.             Counterparts; Facsimile Signatures. This Agreement is intended to be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic transmission.

d.             Notices. Unless otherwise provided, any notice, request, or other communication shall in writing and shall be given by personal delivery, national overnight courier, by certified or registered United States mail, postage prepaid to the addresses or to the email address set forth on the signature page hereof. In case of service by mail, notices shall be deemed complete at the expiration of the second business day after mailing.

e.             Amendments and Waivers. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement

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may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 51% of the outstanding principal amount due under the Subordinated Notes; provided, however, that no amendment or waiver which uniquely or adversely affects any Investor shall be binding upon such Investor without his, her or its prior written consent; and provided further, that this Agreement and the Subordinated Notes may be amended by the Company without the consent of any holders of Subordinated Notes to make any change to the terms hereof and thereof that (1) is or becomes necessary for the Subordinated Notes to qualify as “Tier 2 Capital” of the Company for purposes of the capital adequacy guidelines of the Federal Reserve and (2) does not adversely affect the interests of the holders of Subordinated Notes. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

f.             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

g.             Exculpation Among Investors. Each Investor acknowledges that such Investor is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor, nor the respective controlling persons, officers, directors, partners, agents or employees of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with sale, issuance and enforcement of the Subordinated Notes.

h.             Headings. Section headings and captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.

i.              Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranty, representation, or covenant except as specifically set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Subordinated Note Purchase Agreement as of the date first above written.

FIRST WESTERN FINANCIAL, INC.

By:
Name: Scott C. Wylie
Title: Chief Executive Officer

INVESTORS: [See attached signature pages]

The undersigned hereby acknowledges and agrees to become party to and to succeed to all of the rights and obligations of an “Investor” under the Note Purchase Agreement. By execution hereof, the undersigned hereby authorizes the Company to append this signature page as a counterpart signature page to the Note Purchase Agreement.

INVESTOR:

Individual:

Print Name:

Entity:

(name of entity)

By:
Name:
Title:

Investor Signature Page to Note Purchase Agreement

EXHIBIT A

FORM OF SUBORDINATED NOTE

[Form of Note]

FIRST WESTERN FINANCIAL, INC.

THIS SECURITY HAS NOT BEEN REGISTERED, AND THE ISSUER HEREOF DOES NOT INTEND TO REGISTER THIS SECURITY, UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE ISSUER HEREOF, UPON DELIVERY TO THE ISSUER HEREOF OF AN OPINION OF COUNSEL (SATISFACTORY TO THE ISSUER HEREOF) TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER (OR OTHERWISE IN COMPLIANCE WITH) THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW.

THE ISSUER OF THIS SECURITY IS NOT OBLIGATED TO RECOGNIZE ANY SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN MADE OTHER THAN IN ACCORDANCE WITH THE PREVIOUS PARAGRAPH. IF A SALE OR TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN IS MADE IN CONTRAVENTION OF THE PRECEDING PARAGRAPH, THE ISSUER OF THIS SECURITY MAY REQUIRE SUCH TRANSFEREE TO TRANSFER THIS SECURITY OR THE APPLICABLE BENEFICIAL INTEREST HEREIN TO A PERSON THAT WOULD HAVE BEEN A PERMITTED TRANSFEREE OF SUCH TRANSFEREE’S TRANSFEROR. IF THE OBLIGATION TO TRANSFER DESCRIBED IN THE PRECEDING SENTENCE IS NOT MET, THE ISSUER HEREOF IS IRREVOCABLY AUTHORIZED, WITHOUT ANY OBLIGATION, TO TRANSFER THIS SECURITY OR THE APPLICABLE BENEFICIAL INTEREST HEREIN IN A MANNER CONSISTENT WITH THE RESTRICTIONS SET FORTH IN THIS PARAGRAPH AND, IF THIS SECURITY OR SUCH BENEFICIAL INTEREST HEREIN IS SOLD, THE ISSUER HEREOF SHALL DISTRIBUTE THE NET PROCEEDS OF SUCH SALE TO THE ENTITLED PERSON.

THIS SECURITY IS NOT A DEPOSIT, BANK ACCOUNT OR OBLIGATION OF ANY BANK. THIS SECURITY IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY, AND IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

FIRST WESTERN FINANCIAL, INC.

8% SUBORDINATED NOTES DUE 2020

Certificate No.:

U.S. $	Dated: , 2012

FOR VALUE RECEIVED, the undersigned, FIRST WESTERN FINANCIAL, INC., a Colorado corporation (the “Company), promises to pay to the order of                             , or registered assigns (collectively, the “Holder”), the principal amount of $          , in the lawful currency of the United States of America, or such lesser or greater amount as shall then remain outstanding under this Note, at the times and in the manner provided in that certain Subordinated Note Purchase Agreement dated as of June    , 2012, by and among the Company and the investors named on the signature pages thereto, no later than June 29, 2020 (the “Maturity Date”), or such other date upon which this Note shall become due and payable pursuant to the Subordinated Note Purchase Agreement, whether by reason of extension, acceleration or otherwise.

Interest on this Note will be payable in arrears on June 30 and December 31 of each year, commencing on December 31, 2012, to Holders of record on June 15 and December 15 and at maturity.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FIRST WESTERN FINANCIAL, INC.

By:
Name:
Title:

ATTEST:

[REVERSE SIDE OF FORM OF NOTE]

FIRST WESTERN FINANCIAL, INC.

8% Subordinated Notes due 2020

The Company promises to pay interest on the principal amount of this Note, commencing on the date of the Subordinated Notes Purchase Agreement until June 29, 2020 (the “Maturity Date”), or such earlier date as the Subordinated Notes are paid in full, at the rate of eight percent (8%) per annum. The unpaid principal balance of the Note plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of acceleration by the Investors in accordance with the terms of the Subordinated Notes Purchase Agreement, to which reference is made and which is incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

This Note will bear interest at the rate set forth above from and including each Interest Payment Date (or in the case of the initial Interest Payment Date, from June 29, 2020) to, but excluding, the next succeeding Interest Payment Date, or in the case of the final Interest Payment Date, the Maturity Date. Interest on the Subordinated Notes shall be paid in arrears on each Interest Payment Date to holders of record on the Applicable Record Date. The initial Interest Payment Date shall be December 31, 2012. Other than the initial Interest Payment Date, “Interest Payment Date” shall mean June 30 and December 31 of each year through June 30, 2020. “Applicable Record Date” shall mean June 15 with respect to any Interest Payment Date on June 30 and December 15 with respect to any Interest Payment Date on December 31. Interest shall be computed on the basis of 30-day months and a year of 360 days.

This Note shall be redeemable in whole or in part at the option of the Company at any time on or after the fifth anniversary of the date of the Subordinated Notes Purchase Agreement at a redemption price equal to 100% of the principal amount being redeemed (plus accrued and unpaid interest through the date of redemption). Prior to the fifth anniversary of the date of the Subordinated Notes Purchase Agreement, this Note shall not be redeemable except following the occurrence of a Capital Treatment Event or a Tax Event, in either of which case the notes shall be redeemable in whole or in part at the option of the Company at any time following the occurrence of such Capital Treatment Event or Tax Event at a redemption price equal to 103% of the principal amount being redeemed if the redemption occurs prior to the first anniversary of the date of the Subordinated Notes Purchase Agreement, 102% of the principal amount being redeemed if the redemption occurs on or after the first anniversary but prior to the third anniversary of the date of the Subordinated Notes Purchase Agreement, and 101% of the principal amount being redeemed if the redemption occurs on or after the third anniversary but prior to the fifth anniversary of the date of the Subordinated Notes Purchase Agreement.

The Company, or its agent, shall maintain a register of each holder of the Notes. The Company shall be entitled to treat each person in its register as the beneficial owner of this Note. Notes will be issued in certificated form only in minimum denominations of $100,000 and integral multiples of $25,000 in excess thereof. Subject to such denominations and the restrictions on transfer of the this Note set forth in the Subordinated Note Purchase Agreement, this Note may be transferred in whole or in part by the registered holder thereof in person, by his or her attorney duly authorized in writing, at the principal offices of the Company, accompanied by due endorsement or written instrument of transfer and an opinion of counsel reasonably satisfactory to the Company with respect to the compliance with, or exemptions from, federal and state securities laws applicable to such transfer. Upon such surrender and presentment, the Company shall issue one or more Notes, each in a minimum denomination of $100,000 or an integral multiple of $25,000 in excess thereof, which has or have an aggregate principal amount equal to the aggregate principal amount of this Note and is registered in such name or names requested by the holder of record, and shall update its register accordingly. Such transferee shall be solely responsible for delivering to the Company a mailing address or other information necessary for the Company to deliver notices and payments to such transferee.

This Note is an unsecured, subordinated obligation of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company and pari passu in right of payment to all existing and future subordinated indebtedness of the Company.

This Note is the Note referred to in the Subordinated Note Purchase Agreement among the Company, the Holder and the other Investors and is entitled to the benefits thereof. In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable only in the manner and with the effect provided in the Subordinated Note Purchase Agreement.

Any payments made hereunder shall be applied first against costs and expenses of the Holder hereunder; then against interest due hereunder; and then against principal due hereunder.

All notices and other communications hereunder shall be in writing and, for purposes of this Note, shall be delivered in accordance with, and effective as provided in, the Subordinated Note Purchase Agreement.

In the case of any conflict between the provisions of this Note and the Subordinated Note Purchase Agreement, the provisions of the Subordinated Note Purchase Agreement shall control. This Note shall be construed in accordance with, and be governed by the laws of, the State of New York without giving effect to any conflicts of law provisions of such laws.

This Note shall be binding upon the Company and inure to the benefit of the Holder and its respective successors and permitted assigns. The Holder may assign all, or any part of, or any interest in, the Holder’s rights and benefits hereunder only to the extent and in the manner permitted in the Subordinated Note Purchase Agreement. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Subordinated Note Purchase Agreement as it would have had if it were the Holder hereunder.

Neither any failure nor any delay on the part of the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s Social Security or Tax I.D.Number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)